Exhibit 10.22.5.9.8

SEVENTH AMENDMENT TO SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

PRIMEENERGY CORPORATION

THE GUARANTORS PARTY HERETO

COMPASS BANK

AS ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER

AND COLLATERAL AGENT

AND

THE LENDERS SIGNATORY HERETO

Effective

June 26, 2014

SEVENTH AMENDMENT TO SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of June 26, 2014 (the “Effective Date”) by and among PRIMEENERGY CORPORATION, a Delaware corporation (the “Borrower”), PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation, PRIME OPERATING COMPANY, a Texas corporation, EASTERN OIL WELL SERVICE COMPANY, a West Virginia corporation, SOUTHWEST OILFIELD CONSTRUCTION COMPANY, an Oklahoma corporation, E O W S MIDLAND COMPANY, a Texas corporation, PRIME OFFSHORE L.L.C., a Delaware limited liability company, each lender that is a signatory hereto (individually, together with its successors and assigns, a “Lender” and collectively, together with their respective successors and assigns, the “Lenders”) and COMPASS BANK, an Alabama banking association and successor in interest to Guaranty Bank, FSB, a federal savings bank, as agent for the Lenders, letter of credit issuer and collateral agent for the Lenders and any other Lender Hedge Counterparties (in such capacities, together with its successors in such capacity pursuant to the terms of the Second Amended and Restated Credit Agreement referred to hereinafter, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors (as such term is defined in such Second Amended and Restated Credit Agreement), the Lenders and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated effective July 30, 2010, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated effective September 30, 2010, that certain Second Amendment to Second Amended and Restated Credit Agreement dated effective June 22, 2011, that certain Third Amendment to Second Amended and Restated Credit Agreement dated effective December 8, 2011, that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated effective June 25, 2012, that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated effective November 26, 2012 and that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated effective June 28, 2013 (as so amended, the “Agreement”), to which reference is here made for all purposes;

WHEREAS, each Lender party hereto immediately prior to the Effective Date (individually, an “Assignor” and collectively, the “Assignors”) proposes to sell, assign and transfer to Citibank, N.A. (the “Assignee”), and the Assignee proposes to purchase and assume from each Assignor, a portion of such Assignor’s Facility Amount and its outstanding Loans and participations, if any, in any outstanding Letters of Credit, all on the terms and conditions of Article II below; and

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent desire to amend the Agreement in the particulars hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth herein, the Borrower, the Initial Guarantors, the Lenders and the Agent agree as follows:

ARTICLE I

DEFINITIONS

1.1 Terms Defined Above. As used in this Seventh Amendment to Second Amended and Restated Credit Agreement, each of the terms “Agent,” “Agreement,” “Amendment,” “Borrower,” “Effective Date,” “Guarantors,” “Lender” and “Lenders” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

1.3 References. References in this Amendment to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Amendment in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Amendment to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Amendment to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Amendment to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Amendment. References in this Amendment to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.6 Negotiated Transaction. Each party to this Amendment affirms to the other that it has had the opportunity to consult, and discuss the provisions of this Amendment with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

SALE AND ASSIGNMENT

2.1 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Effective Date, each Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from each such Assignor, all of the right, title and interest in and to, and all of the obligations of each such Assignor’s portion of the interests set forth in the table below under the heading “Assigned Facility Amount”, and to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to this Amendment (collectively, the “Assigned Interests”). Such sale, assignment and transfer is without recourse and, except as expressly provided in this Amendment, without representation or warranty.

Assignor	Assigned Percentage of Facility Amount	Assigned Facility Amount
Compass	2.27678571600%	$3,187,500.00
JPMorgan	4.64285714400%	$6,500,000.00
KeyBank	1.78571428400%	$2,500,000.00
Wells Fargo	3.79464285600%	$5,312,500.00
	12.5000000000%	$17,500,000.00

2.2 Representations and Warranties. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interests, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

2.3 Assumption of Obligations. The Assignee agrees with the Assignors (for the express benefit of the Assignors and the Borrower) that such Assignee will, from and after the

Effective Date, assume and perform all of the obligations of the Assignors in respect of the Assigned Interests. From and after the Effective Date, (a) each Assignor shall be released from its obligations with respect to such Assignor’s portion of the Assigned Interests; and (b) the Assignee shall be entitled to all of the rights, powers and privileges of each Assignor under the Agreement and the other Loan Documents with respect such Assignor’s portion of the Assigned Interests. From and after the Effective Date, the Assignee shall be a party to the Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender under the Agreement.

2.4 Consent by Agent. By executing this Amendment as provided below, in accordance with Section 9.1(b) of the Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Amendment and consents to such transactions.

2.5 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.1, the Assignee shall, on the Effective Date, assume the Assigned Interests and pay to each Assignor an amount equal to the Loan Balance, if any, and all accrued and unpaid interest and fees with respect to such Assignor’s portion of the Assigned Interests as of the Effective Date. Except as otherwise provided in this Amendment, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

2.6 Delivery of Note. Simultaneously with the Assignee’s payment of the consideration described in Section 2.5 hereof, the Borrower shall execute and deliver a Note payable to the order of the Assignee in the form attached to the Agreement as Exhibit I.

2.7 Allocation of Payments. The Assignors and the Assignee agree that: (a) each Assignor shall be entitled to any payments of principal with respect to such Assignor’s portion of the Assigned Interests if made prior to the Effective Date, together with any interest and fees with respect to such Assignor’s portion of the Assigned Interests accrued prior to the Effective Date; (b) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interests made from and after the Effective Date, together with any and all interest and fees with respect to the Assigned Interests accruing from and after the Effective Date; and (c) the Agent is authorized and instructed to allocate payments received by it for the account of the Assignors and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which any other party hereto shall be entitled pursuant to the preceding sentence for the account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

2.8 Further Assurances. The Assignors and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as any party hereto may reasonably request in connection with the transactions contemplated by this Amendment.

2.9 Assignment Agreement. The Borrower, the Guarantors, the Agent and the Lenders agree to the provisions of this Article II in lieu of executing an Assignment Agreement in the form attached to the Agreement as Exhibit VI.

ARTICLE III

AMENDMENTS

Effective as of the Effective Date, the Agreement is amended as follows:

3.1 Amendments to Section 1.2. Section 1.2 of the Agreement is amended as follows:

(a) the definition of “Applicable Margin” appearing in such Section 1.2 is amended to read as follows in its entirety:

“‘Applicable Margin’ shall mean, on any day and as to each LIBO Rate Loan or Base Rate Loan under the Facility, as the case may be, outstanding on such day the amount determined by reference to the following table:

Borrowing Base Utilization	Applicable Margin
	LIBO Rate Loans	Base Rate Loans
>100%	3.50%	2.50%
>90% but <100%	3.00%	2.00%
>75% but <90%	2.75%	1.75%
>50% but <75%	2.50%	1.50%
>25% but <50%	2.25%	1.25%
<25%	2.00%	1.00%

provided, however, during any period while there exists any Deficiency, the relevant amount above shall be increased by two percent (2.00%) and, during any period while delivery of a required Reserve Report is delinquent, the Applicable Margin shall be that shown in the table above when the Borrowing Base Utilization is equal to or greater than one hundred percent (100%).”;

(b) the definition of “Borrowing Base” appearing in such Section 1.2 is amended to read as follows in its entirety:

“‘Borrowing Base’ shall mean (a) on the Seventh Amendment Effective Date, the amount provided in Section 2.10, (b) from and after the Seventh Amendment Effective Date until the Non-Conforming Borrowing Base Termination Date, the sum of the Conforming Borrowing Base and the Non-Conforming Borrowing Base and (c) from and after the Non-Conforming Borrowing Base Termination Date, the amount determined by the Agent and approved by the Required Lenders or all of the Lenders, as applicable, in accordance with the provisions of Section 2.10 as the Borrowing Base.”

(c) the definition of “Borrowing Base Utilization” appearing in such Section 1.2 is amended to read as follows in its entirety:

“‘Borrowing Base Utilization’ shall mean (a) the sum of (i) the Loan Balance plus (ii) the L/C Exposure divided by (b) the Conforming Borrowing Base then in effect.”;

(d) the definition of “Collateral” appearing in such Section 1.2 is amended to read as follows in its entirety:

“‘Collateral’ shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations, including interests of the Borrower in limited partnerships and any other Property that was considered in determining or redetermining the Total Borrowing Base and expressly including “as extracted collateral” as defined in the UCC or the Uniform Commercial Code of any other applicable state, provided, however, notwithstanding anything in any Loan Document to the contrary, (a) in no event shall this term include any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) and (b) no Building or Manufactured (Mobile) Home shall be subject to any Lien created by any Loan Document, and each Lender hereby empowers and authorizes the Agent to execute and deliver any and all releases of Liens, termination statements, mortgage amendments or other documents required to effectuate the foregoing.”;

(e) the definition of “Commitment Amount” appearing in such Section 1.2 is amended to read as follows in its entirety:

“‘Commitment Amount’ shall mean, subject to the applicable provisions of this Agreement and the right of the Borrower to reduce such amount on an irrevocable basis by written notice to the Agent at any time (provided, however, the Borrower shall not be entitled to any reduction to an amount less than the sum of the then existing Loan Balance and L/C Exposure), the lesser of (a) the sum of the Facility Amounts of the Lenders or (b) the Total Borrowing Base in effect at such time.”;

(f) the following definitions are added to such Section 1.2 in their respective proper alphabetical locations:

“‘Conforming Borrowing Base’ shall mean (a) on the Seventh Amendment Effective Date, the amount provided for in Section 2.10 and (b) from and after the Seventh Amendment Effective Date until the Non-Conforming Borrowing Base Termination Date, the amount determined by the Agent and approved by the Lenders as required pursuant to the provisions of Section 9.9, in accordance with the provisions of Section 2.10 as the Conforming Borrowing Base. For the avoidance of doubt, on and after the Non-Conforming Borrowing Base Termination Date, the Conforming Borrowing Base shall equal the Borrowing Base.”;

“‘Non-Conforming Borrowing Base’ shall mean an amount equal to $15,000,000; provided that the Non-Conforming Borrowing Base shall be redetermined as provided in Section 2.10 and the Non-Conforming Borrowing Base shall equal $0 from and after the Non-Conforming Borrowing Base Termination Date.”;

“‘Non-Conforming Borrowing Base Termination Date’ shall mean July 1, 2015.”;

“‘Seventh Amendment Effective Date’ shall mean June 26, 2014,”; and

“‘Total Borrowing Base’ shall mean the sum of the Conforming Borrowing Base and the Non-Conforming Borrowing Base.”

3.2 Amendment to Section 2.6. The first sentence of Section 2.6 of the Agreement is amended to read as follows in its entirety:

“Subsequent to the Seventh Amendment Effective Date, accrued and unpaid interest on each outstanding Base Rate Loan shall be due and payable quarterly commencing on the first day of July, 2014 and continuing on the first day of each calendar quarter thereafter while any Base Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan.”

3.3 Amendment to Section 2.10. Section 2.10 of the Agreement is amended to read as follows in its entirety:

“2.10 Borrowing Bases and Monthly Reduction Amount. (a) The Total Borrowing Base as of the Seventh Amendment Effective Date is acknowledged by the Borrower, the Agent and the Lenders to be $160,000,000, with the Conforming Borrowing Base being $145,000,000 and the Non-Conforming Borrowing Base being $15,000,000. Commencing on the fifteenth day of July, 2014 and continuing thereafter on the fifteenth day of each calendar month through the Commitment Termination Date, the amount of the

Total Borrowing Base then in effect shall be reduced by the Monthly Reduction Amount, which Monthly Reduction Amount as of the Closing Date is acknowledged to be $0.

(b) The Total Borrowing Base, including the Conforming Borrowing Base and the Non-Conforming Borrowing Base thereof, and the Monthly Reduction Amount shall be redetermined, by the Agent, with the approval of the Lenders as required pursuant to the provisions of Section 9.9, semi-annually (following receipt of each Reserve Report to be provided no later than each May 1 and November 1 prior to the Commitment Termination Date, pursuant to Section 5.4) on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including Reserve Reports, and all other information available to the Agent and the Lenders. In addition, the Agent, with the approval of the Lenders as required pursuant to the provisions of Section 9.9, shall, in the normal course of business following a request of the Borrower, redetermine the Total Borrowing Base and the Monthly Reduction Amount; provided, however, the Agent and the Lenders shall not be obligated to respond to more than one such request annually. Notwithstanding the foregoing, the Total Borrowing Base in effect at any time shall be subject to reduction in accordance with applicable provisions of Section 6.4 and the Agent, with the approval of the Lenders as required pursuant to the provisions of Section 9.9, may at its discretion and shall, upon request by the Required Lenders and with the approval of the Lenders as required pursuant to the provisions of Section 9.9, redetermine the Total Borrowing Base and the Monthly Reduction Amount at any time; provided, however, the Agent and the Lenders shall not be entitled to more than one such unscheduled redetermination annually.

(c) Upon each determination of the Total Borrowing Base, the Conforming Borrowing Base, the Non-Conforming Borrowing Base and the Monthly Reduction Amount, the Agent shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and, subject to the operation of the Monthly Reduction Amount, the Total Borrowing Base and the Monthly Reduction Amount so communicated to the Borrower shall become effective upon such oral notification and shall remain in effect until the next subsequent determination of the Total Borrowing Base and the Monthly Reduction Amount.

(d) The Total Borrowing Base, the Conforming Borrowing Base, the Non-Conforming Borrowing Base and the Monthly Reduction Amount shall represent the determination by the Agent and the Lenders, in their discretion and in accordance with the applicable definitions and provisions herein contained and the lending practices of the Agent and the Lenders for loans of this nature (but taking into account floor and cap prices or other price protection under Commodity Hedge Agreements with Approved Hedge Counterparties), of the value, for loan purposes, of the Mortgaged Properties and any other Oil and Gas Properties of the Borrower, PrimeEnergy Management and limited partnerships in which the Borrower owns a partnership interest and such partnership interest is subject to a Lien in favor of the Agent securing the Obligations acceptable to the Agent and the Lenders, subject, in the case of any increase in the Total Borrowing Base, the Conforming Borrowing Base or the Non-Conforming Borrowing Base, to the credit approval processes of the Agent and each of the Lenders. Furthermore, the Borrower and the Guarantors acknowledge that the determination of the Total Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower and the Guarantors to be essential for the adequate protection of the Agent and the Lenders.”

3.4 Amendments to Articles III, V, VI and IX. Each reference to “Borrowing Base” appearing in Article III, Article V, Article VI or Article IX of the Agreement is amended to read “Total Borrowing Base”.

3.5 Amendment to Section 6.1. Clause (ix) of the first proviso in Section 6.1 of the Agreement is amended to read as follows in its entirety:

“(ix) in addition to other Indebtedness excepted from the prohibition of this Section 6.1, Indebtedness (for the avoidance of doubt, including capitalized lease obligations) not exceeding, when taken together with lease backs permitted pursuant to the provisions of the proviso to Section 6.5, $15,000,000 for the Borrower and the Guarantors in the aggregate at any time incurred for the acquisition or lease of vehicles or equipment for use in the business of the Borrower or the relevant Guarantor or secured by Liens against vehicles or equipment owned by the Borrower or the relevant Guarantor for use in the business of the Borrower or the relevant Guarantor at the time any relevant Lien is created.”

3.6 Amendment to Section 6.5. The proviso appearing in Section 6.5 of the Agreement immediately preceding the period at the end of such Section 6.5 is amended to read as follows in its entirety:

“; provided, however, the foregoing restriction shall not apply to the lease back of vehicles or equipment, so long as the aggregate obligations of the Borrower and the Guarantors, when taken together with Indebtedness permitted pursuant to clause (ix) of the first proviso in Section 6.1, under all such leases does not exceed $15,000,000.”

3.7 Amendment to Section 9.9. Subsection (a) of Section 9.9 is amended to read as follows in its entirety:

“(a) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Commitment Amount, increases the Conforming Borrowing Base or the Non-Conforming Borrowing Base or reduces the Monthly Reduction Amount, forgives the principal amount of any Indebtedness of the Borrower outstanding under this Agreement or interest thereon or fees owing under this Agreement, releases any Guarantor of such Indebtedness, releases all or substantially all of the Collateral or any Collateral which is the subject of a disposition prohibited by the provisions of Section 6.4, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.1, Section 2.2, Section 2.9, Section 2.10, Section 7.2(e) or this Section 9.9, modifies the definition of “Required Lenders” or postpones the date of payment of any amount due as a result of the Monthly Reduction Amount or any fee payable hereunder shall be effective without the consent of the Agent and all of the Lenders;”

3.8 Replacement of Exhibit IV. Exhibit IV to the Agreement is replaced with Exhibit IV attached to this Amendment.

3.9 Amendment to Table of Contents. The Table of Contents to the Agreement is amended as necessary to give effect to this Amendment.

ARTICLE IV

CONDITION TO EFFECTIVENESS

The effectiveness of this Amendment is expressly subject (i) to receipt by the Agent from the Borrower of payment, in immediately available funds, of the fees provided for in the Fee Letter dated June 17, 2014 between Compass Bank and the Borrower and (ii) a Note made payable to the order of Citibank, N.A. issued in compliance with the provisions of the Agreement and this Amendment.

ARTICLE V

RATIFICATION AND ACKNOWLEDGMENTS

Each of the Borrower, the Guarantors, the Lenders and the Agent does hereby adopt, ratify and confirm the Agreement, as amended hereby, and acknowledges and agrees that the Agreement, as amended hereby, and each of the other Loan Documents to which it is a party is and remains in full force and effect. Furthermore, each of the Borrower, the Agent and the Lenders hereby acknowledges and agrees that, pursuant to Section 2.10 of the Agreement, as of the Effective Date, the Total Borrowing Base in effect under the Agreement is $160,000,000, the

Conforming Borrowing Base in effect under the Agreement is $145,000,000, the Non-Conforming Borrowing Base in effect under the Agreement is $15,000,000 and the Monthly Reduction Amount in effect under the Agreement is $0.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower and each of the Guarantors does hereby re-make in favor of the Lenders and the Agent each of the representations and warranties made by it in the Loan Documents to which it is a party and further represents and warrants that each of such representations and warranties made by it remains true and correct as of the date of execution of this Amendment. Further to the foregoing, the Borrower and each of the Guarantors specifically represents and warrants to the Lenders and the Agent that no Default or Event of Default exists as of the date of execution of this Amendment and giving effect to this Amendment.

ARTICLE VII

MISCELLANEOUS

7.1 Parties in Interest. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

7.2 Rights of Third Parties. Except as provided in Section 7.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

7.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Amendment by each necessary party hereto and shall constitute one instrument.

7.4 Integration. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Amendment.

7.5 Invalidity. IN THE EVENT THAT ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS AMENDMENT SHALL FOR ANY REASON BE HELD INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION OF THIS AMENDMENT.

7.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICT OF LAWS.

7.7 Scope of Amendment. This Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(Signatures appear on following pages)

IN WITNESS WHEREOF, this Seventh Amendment to Second Amended and Restated Credit Agreement is executed effective as of the Effective Date.

BORROWER:

PRIMEENERGY CORPORATION

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President, Treasurer
and Chief Financial Officer

GUARANTORS:

PRIMEENERGY MANAGEMENT CORPORATION

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President
and Treasurer

PRIME OPERATING COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President
and Treasurer

EASTERN OIL WELL SERVICE COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President
and Treasurer

(Signatures continue on following pages)

(Signature page to Seventh Amendment to Second

Amended and Restated Credit Agreement)

SOUTHWEST OILFIELD
CONSTRUCTION COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President
and Treasurer

E O W S MIDLAND COMPANY

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President
and Treasurer

PRIME OFFSHORE L.L.C.

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President and
Chief Executive Officer

(Signatures continue on following pages)

(Signature page to Seventh Amendment to Second

Amended and Restated Credit Agreement)

AGENT:

COMPASS BANK, as Agent

By:	/s/ Kathleen J. Bowen
Kathleen J. Bowen
Senior Vice President

LENDER:

COMPASS BANK,

By:	/s/ Kathleen J. Bowen
Kathleen J. Bowen
Senior Vice President

(Signatures continue on following pages)

(Signature page to Seventh Amendment to Second

Amended and Restated Credit Agreement)

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Rick Hawthorne
Name:	Rick Hawthorne
Title:	Director

(Signatures continue on following pages)

(Signature page to Seventh Amendment to Second

Amended and Restated Credit Agreement)

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Greg Determann
Name:	Greg Determann
Title:	Authorized Officer

(Signatures continue on following pages)

(Signature page to Seventh Amendment to Second

Amended and Restated Credit Agreement)

LENDER:

CITIBANK, N.A.

By:	/s/ Ryan Watson
Name:	Ryan Watson
Title:	Senior Vice President

(Signatures continue on following page)

(Signature page to Seventh Amendment to Second

Amended and Restated Credit Agreement)

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John Dravenstott
Name:	John Dravenstott
Title:	Vice President

(Signature page to Seventh Amendment to Second

Amended and Restated Credit Agreement)

EXHIBIT I

PROMISSORY NOTE

(this “Note”)

$31,250,000.00	Houston, Texas	June 26, 2014

FOR VALUE RECEIVED and WITHOUT GRACE (except to the extent, if any, provided in the Second Amended and Restated Credit Agreement referred to hereinafter), the undersigned (“Maker”, whether one or more, and if more than one, with liability hereunder being joint and several) promises to pay to the order of CITIBANK, N.A. (“Payee”), at the Principal Office (as such term is defined in the Second Amended and Restated Credit Agreement referred to hereinafter), THIRTY-ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($31,250,000.00) or so much thereof as may be advanced against this Note and remains unpaid pursuant to the Second Amended and Restated Credit Agreement dated effective July 30, 2010 initially by and among Maker, the Initial Guarantors, the lenders signatory thereto or bound thereby from time to time, including, without limitation, Payee, and Compass Bank, in its capacities as administrative agent, issuing bank for letters of credit issued thereunder and collateral agent for such lenders and, under certain circumstances, certain other parties (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Credit Agreement.

This Note is issued pursuant to, is a “Note” under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

This Note represents, in part, a renewal, but not a novation or discharge, of all or a portion of the Indebtedness of Maker previously evidenced by the Promissory Note or Promissory Notes issued by Maker pursuant to the Credit Agreement.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

(Page One of a Two Page Promissory Note)

PRIMEENERGY CORPORATION

By:	/s/ Beverly A. Cummings
Beverly A. Cummings
Executive Vice President, Treasurer
and Chief Financial Officer

(Page Two of a Two Page Promissory Note)

EXHIBIT IV

FACILITY AMOUNTS

Name/Address of Lender	Percentage Share	Facility Amount
Compass Bank 2200 Post Oak Parkway, 21st Floor Houston, Texas 77056 Attn: Kathleen J. Bowen Email: Kathy.bowen@bbvacompass.com Facsimile: (713) 499-8722	29.68750000000%	$74,218,750.00
Wells Fargo Bank National Association 1000 Louisiana Street, 9th Floor Houston, Texas 77002 Attn: Betsy Jocher Facsimile: (713) 319-1925	26.56250000000%	$66,406,250.00
JPMorgan Chase Bank, N.A. 712 Main Street 8th Floor South Houston, Texas 77002 Attn: Jo Linda Papadakis Facsimile: (713) 216-7770	18.75000000000%	$46,875,000.00
Citibank, N.A. 2001 Ross Avenue, Floor 43 Dallas, Texas 75201 Attn: Ryan Watson Facsimile: (866) 355-5748	12.50000000000%	$31,250,000.00
KeyBank National Association 4900 Tiedeman Road Brooklyn, Ohio 44144-2302 Attn: KAS Servicing Team Facsimile: (216) 370-5997	12.50000000000%	$31,250,000.00

	100.00%	$250,000,000.00